UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2009

FIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Bridge Road P.O. Box 1340 Suffolk, Virginia	23439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 934-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 2, 2009, First Bankshares, Inc. (the “Company”) issued a press release announcing its decision to decline to participate in the U.S. Treasury Department’s (“Treasury”) TARP Capital Purchase Program (the “CPP”). Treasury notified the Company on December 4, 2008 that it had preliminarily approved the Company’s participation in the CPP in the amount of $3.54 million. After careful consideration, the Board of Directors voted on May 21, 2009 to withdraw its CPP application. The Board of Directors made this decision based on a number of factors, including its entry into an Agreement of Merger with Xenith Corporation on May 12, 2009. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2009

FIRST BANKSHARES, INC.

By:	/s/ Darrell G. Swanigan
Darrell G. Swanigan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release, dated June 2, 2009